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                                  EXHIBIT 10(X)

                         CONSENT OF CHASE MANHATTAN BANK
                          DATED AS OF NOVEMBER 2, 1995

                         THE CHASE MANHATTAN BANK, N.A.
                              31 MAMARONECK AVENUE
                          WHITE PLAINS, NEW YORK 10501



                          Dated as of November 2, 1995

Attention: Bruce Haber, President

       Re: Micro Bio-Medics, Inc. with the Chase Manhattan
           Bank, N.A.
           Purchase of shares in Stone Medical Corp.
           -----------------------------------------------

Gentlemen:

     Reference is made to a certain credit agreement among The Chase Manhattan, N.A., as agent, and Micro Bio-Medics, Inc. dated November 18, 1993, as heretofore modified (the "Credit Agreement") and the loans made or to be made thereunder in the maximum amount of $25,000,000.00 (the "Loans"). All terms used herein and not otherwise defined herein shall have the meaning given to them in the Credit Agreement.

     Micro Bio-Medics, Inc. (the "Company") has contacted The Chase Manhattan Bank, N.A. (the "Bank") with its intention to effect a corporate merger (the "Merger") between Diagnostic Leasing Corp. ("DLC"), a wholly owned Subsidiary of the Company and Stone Medical Supply Corporation ("Stone").

     This letter shall serve to clarify our understanding of the contemplated transaction and to evidence our agreement with respect to the obligations of the Company and the Guarantors (including, but not limited to, DLC) under the Credit Agreement in connection therewith.

     The contemplated transaction (the "Transaction") shall be pursuant to the terms set forth in that certain Agreement for Merger and Reorganization by and among the Company, DLC, Stone and Andrew D. Stone ("Andrew") (the "Merger Agreement"), that certain Put and Call Agreement between the Other Party (as defined in said Put and Call Agreement) and Andrew (the "Put and Call Agreement"), the escrow agreement among the Escrow Agent identified therein, Andrew, the Company and DLC (the "Andrew Escrow Agreement"), that certain Management Agreement between DLC and Stone (the "Management Agreement"), the letter of employment between DLC and Andrew (the "Employment Agreement"), that certain Noncompetition,


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Indemnification and Release Agreement between DLC and Andrew (the "Andrew
Non-Compete Agreement"), and that certain Noncompetition and Release Agreement between DLC and Lyudmilla Stone (the "Lyudmilla Non-Compete Agreement") (the Merger Agreement, the Put and Call Agreement, the Andrew Escrow Agreement, the Management Agreement, the Employment Agreement, the Andrew Non-Compete Agreement, and the Lyudmilla Non-Compete Agreement being referred to hereinafter collectively as the "Transaction Documents") and shall involve (i) the conversion of in excess of 66 2/3% of the outstanding shares of Stone at a conversion ratio of 0.0818 shares of the Company to one share of Stone, such ratio having been determined on the value for each share of the Company of $11.50 per share, or, in the alternative, (ii) the purchase by DLC of in excess of 66 2/3% of the outstanding shares of Stone, payment of which to be by shares of the Company at a conversion ratio of 0.069 shares of the Company to one share of Stone, or at the Company's option, by check in an amount based upon valuing the shares of the Company at $11.50 per share and upon the conversion ratio of 0.069 shares of the Company to one share of Stone.

          We understand and you hereby represent and warrant to us as follows:

     1. Based upon the representations of Stone and Andrew made in the Merger Agreement and to the best of the undersigned's knowledge after due inquiry, the entering into of the Transaction Documents will not result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Stone is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any "security interests" upon any of its assets other than in connection with the New York Business Corporation Law, the Securities Exchange Act of 1933, the Securities Exchange Act of 1934, as amended, and applicable state and related securities laws) other than certain loan transactions to which Stone is a party, the aggregate outstanding principal balance on which is approximately $1,800,000 and the intent of the parties with respect to which is that they will be paid off.


     2. The purchase of the shares of Stone and the Transaction shall be made in accordance with all applicable laws, rules and regulations.

     3. The Board of Directors of Stone has approved the Transaction and has recommended the Transaction to the shareholders of Stone.

     4. No Default or Event of Default exists under any Facility Document and all of the Conditions set forth in Article 5 of the Credit Agreement continue to be met and all of the Representations and Warranties set forth in Article 6 of the Credit Agreement remain true.

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     5.  The Transaction will not in and of itself result or constitute a
     Default or Event of Default under any Facility Document (including, but not limited to, any Default or Event of Default under any Financial Covenant).


     6. No proceeds of the Loans available under the Credit Agreement shall be utilized by the Company in contravention of the provisions of
     Section 2.03 thereof.

     7. Neither the Company, nor any Guarantor shall assume any additional indebtedness or liability in connection with the Transaction and DLC shall not assume any additional indebtedness or liability in connection with the Transaction except pursuant to the Merger.

     8. The Transaction will comply substantially and in all material respects with the details set forth herein and the drafts of the Transaction Documents dated October 30, 1995 delivered to our attorneys. Executed final copies of those documents will be delivered to the Bank simultaneously with the delivery of this letter.

     Based upon the understanding of the Transaction set forth above and the representations and warranties herein contained, the Bank and the Company hereby agree as follows:

     1. The Transaction shall constitute an Acceptable Acquisition as set forth in the Credit Agreement and, as such, shall be entitled to all of the provisions contained therein with respect to such a transaction.

     2. Upon the merger of DLC and Stone in accordance with the Merger Agreement, the surviving entity after the Merger, or any new corporation or entity which arises out of the Merger ("Newco") shall execute and deliver to the Bank a Guaranty and Security Agreement granting to the Bank a first priority security interest in all assets thereof as required and set forth in the Credit Agreement.

     3. Stone, Newco and DLC shall deliver to the Bank all corporate merger documents and certificates filed in connection with the proposed transaction including, but not limited to, such certificates of incorporation, by laws and merger as the Bank and its counsel shall require to confirm the Transaction and the identity and good standing of all of the above.

     4. Upon the merger of DLC and Stone in accordance with the Merger Agreement, Stone, Newco, DLC, the Company and all of the Guarantors shall execute and deliver to the Bank an amendment to the Credit Agreement and such other documents as may be required in order to modify the Facility Documents to incorporate the Merger in the terms thereof and to evidence the addition of a new Subsidiary bound by the

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     terms of the Credit Agreement.

          Please evidence the veracity of the statements herein contained and your agreement and intention to comply and to cause compliance with the foregoing agreements by executing this letter in the space provided.


          This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this agreement by signing any such counterpart. Facsimile delivery of executed counterparts of this agreement shall be effective provided such delivery is followed by delivery of original signed counterparts within 24 hours of such facsimile delivery; such deliveries shall be to the facsimile numbers and addresses provided in separate instructions provided by each party hereto.

                              Very truly yours,

                              THE CHASE MANHATTAN BANK, N.A.

                              By: /s/ Thomas L. Lewis
                                  ----------------------
                                  Thomas L. Lewis,
                                  Second Vice President

The undersigned hereby represents and warrants the veracity of the statements hereinabove set forth and agrees and undertakes to comply with the terms and conditions herein contained.

MICRO BIO-MEDICS, INC.

By: /s/ Bruce J. Haber
    -------------------
    Bruce J. Haber, President


DIAGNOSTIC LEASING CORP.

By: /s/ Bruce J. Haber
    --------------------
    Bruce J. Haber, President

THE HEALER PRODUCTS, INC.


By: /s/ Bruce J. Haber
    --------------------
    Bruce J. Haber, President


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CALIGOR PHYSICIANS HOSPITAL AND
SUPPLY CORP.

By: /s/ Bruce J. Haber
    --------------------
    Bruce J. Haber, President


MBM HOSPITAL SUPPLY CORP.


By: /s/ Bruce J. Haber
    --------------------
    Bruce J. Haber, President

HARRISBURG SURGICAL SUPPLY, INC.


By: /s/ Bruce J. Haber
    --------------------
    Bruce J. Haber, President


STONE MEDICAL SUPPLY CORPORATION


By: /s/ Andrew Stone
    --------------------
    Andrew Stone, President

     The undersigned, as a participant under the Credit Agreement, hereby consents to the Transaction and the provisions herein contained and approves the actions taken pursuant thereto by the Bank, as agent, for the purposes herein set forth.

FLEET BANK

By:_______________________
   NAME:__________________
   TITLE:_________________


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